                                   AGREEMENT


     THIS AGREEMENT ("Agreement") is entered into on this 20th day of March,
                                                          ----
1996 by and between QVC, Inc. ("QVC"), a Delaware corporation with its principal place of business at 1365 Enterprise Drive, West Chester, PA 19380, and Elcom Technologies Corporation ("Elcom"), a Pennsylvania corporation with its
                                      ------------
principal place of business at 78 Great Valley Parkway, Malvern, PA 19355.

                                  BACKGROUND

A. QVC and its affiliates promote, market, sell and distribute (collectively, "Promote") products through various means and media, including without limitation, their televised shopping programs (the "Programs").

B. Elcom designs, manufactures and sells various cable phone, video and data transfer systems (collectively, the "Products").

C. Elcom and QVC desire that QVC Promote the Products through various means and media, including without limitation, the Programs and that Robert A. Vito, an officer of Elcom ("Vito"), appear on the Programs to assist QVC in promoting the Products.

     NOW, THEREFORE, incorporating the foregoing background, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   License.  (a) Elcom grants to QVC and its affiliates throughout the
          -------
term of this Agreement and the Sell-Off Period (as defined in paragraph 3 below)
(i) the exclusive right to Promote the Products through Direct Response Television in the Territory (i) if distributed under the "Elcom" trademark, during the term of this Agreement and the Sell-Off Period or (ii) if developed solely by Elcom and distributed under any trademark during the ninety (90) day period commencing upon QVC's acceptance of its initial order of each product (the "Exclusive Period") ; (ii) the non-exclusive right to promote the Products other than those distributed under the "Elcom" trademark through Direct Response Television following the Exclusive Period; (iii) the non-exclusive right to Promote the Products through all other means and media throughout the Territory; and (iv) the right to use, publish, reproduce and transmit the trademarks, trade names and/or logos used and/or developed by Elcom in connection with the Products, including without limitation, the terms "Elcom" and "E-Z" (whether now in existence or created hereinafter, collectively, the "Trademarks") to Promote the Products in accordance with the terms and conditions of this Agreement. For purposes of this Agreement, "Direct Response Television" shall mean any electronic transmission (whether now in existence or developed hereafter) through which a consumer is requested to purchase any product by mail, telephone or other electronic means and "Territory" shall mean the United States, its territories and possessions.

     (b) Vito grants to QVC (i) the exclusive right to use his name, likeness, image, voice and performance (the "Endorsement") to Promote the Products through Direct Response Television in the Territory and (ii) the non-exclusive worldwide right to use the Endorsement to promote the Products through all other means and media in the Territory. (Hereinafter, the rights granted to QVC pursuant to subparagraph (a) of this paragraph 1 and this subparagraph (b) are collectively referred to as the "License") .

     2.   Products.  (a) From time to time, QVC may issue to Elcom a purchase
          --------
order, the form of which is attached hereto as Exhibit "A" and incorporated herein by reference (each, a "Purchase Order"). Any purchases made pursuant to any Purchase Order shall be made on the terms set forth on the Purchase Order for such Products, and the terms and conditions set forth in this Agreement. QVC and Elcom acknowledge and agree that with QVC's initial purchase of any Product shall be on a "100% Sale or Return" basis. The terms and conditions of this Agreement, together with all other terms of each Purchase Order, shall survive the expiration or termination of this Agreement. In the event that there exist any inconsistencies between this Agreement and the terms and conditions of any Purchase Order, the terms and conditions of this Agreement shall govern. Notwithstanding anything to the contrary contained in this Agreement or otherwise, QVC makes no representations or warranties with respect to the amount of products that may be sold through the Programs, if any, the number of' times, if any, the Products may be offered for sale on the Programs or the amount of revenue, if any, that may be generated through any sales of Products on the Programs.

      (b) During the term, Elcom shall provide to QVC or its designee, upon the request of QVC, (i) consulting and advisory services with respect to QVC's efforts to Promote the Products and (ii) such other creative input as QVC may deem appropriate from time to time.

      3.  Term.  The initial term (the "Initial Term") of this Agreement shall
          ----
commence on the date hereof and shall terminate one (1) year after any Product first airs on any Program. Upon the expiration of the Initial Term, this Agreement shall automatically, continually renew for nine (9) additional one (1) year terms, (each, a "Renewal Term"), unless (i) Elcom notifies QVC in writing, at least thirty days (30) prior to the end of the Initial Term or any Renewal Term, of its intent to terminate the Agreement, and (ii) during the Initial Term or any Renewal Term, as the case may be, Gross Purchases (as defined below) of Products during that term are less than the Minimum Amount. For purposes of this Agreement, "Minimum Amount" shall mean XXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXX with respect to the Initial Term and, with respect to each Renewal Term, and "Gross Purchases" shall mean the aggregate amount due to Elcom pursuant to all purchase orders issued to Elcom by QVC during the applicable term, less following the expiration or termination of this Agreement, QVC shall have the right, for as long as necessary, to promote the Products, to sell off any remaining inventory of Products QVC may have in its inventory and to place additional orders for Products to fulfill any remaining unfilled customer orders for Products (the "Sell-Off Period").

      4.  Appearances.   If requested by QVC, Vito agrees to make at least four
          -----------
(4) Appearances on the Programs during each year in which this Agreement remains in effect. For purposes of this Agreement, an "Appearance" shall mean a one (1) to three (3) day period during which the Products may be offered for sale on the Programs from time to time. Vito further agrees to appear in promotional announcements featuring the Programs, at dates and times determined by QVC, subject to Vito's availability. Unless otherwise determined by QVC, all Appearances and promotional announcements shall take place at QVC's studios in West Chester, Pennsylvania. Vito acknowledges that Elcom is solely responsible for the expenses of Elcom arising in connection with all Appearances and promotional announcements, including without limitation, travel, lodging and food.

      5.   Non-Compete.  Without the prior written consent of QVC,
           -----------
neither Elcom nor Vito shall, during the term of this Agreement, promote, advertise, endorse or sell products by means of Direct Response Television. This provision shall survive the expiration or termination of this Agreement.

      6.  Representations, Warranties and Covenants.  Elcom represents, warrants
          -----------------------------------------
and covenants, which representations, warranties and covenants shall continue during the term of this Agreement and shall survive the expiration or termination of this Agreement, that: (i) Elcom possesses the full power and exclusive right to grant the License to QVC; (ii) the execution, delivery and performance of this Agreement by Elcom does not violate any agreement, instrument, judgment, order or award of any court or arbitrator or any law, rule or regulation; and (iii) there exist no agreements, or other arrangements, for Elcom to endorse, promote, advertise, or sell any products through Direct Response Television. Elcom shall provide QVC with any and all documents reasonably required or requested by QVC at any time and from time to time to support the representations and warranties herein contained.

      7.  Confidentiality.  Elcom and Vito, each, individually and respectively,
          ---------------
agree that any and all information regarding QVC or its operations disclosed to them in conjunction with this Agreement, and any information regarding the sale and promotion of products and/or products by QVC, will be treated as confidential information and will not be disclosed to any third party at any time during the term of this Agreement, including any Renewal Term(s), and thereafter. Elcom and Vito each further agree that any such information will not be used for any purposes by Elcom or Vito other than for purposes contemplated by this Agreement. Confidential information shall not be deemed to include information which (a) is public knowledge or becomes generally available to the public other than as a result of disclosure by Elcom or Vito; (b) becomes available to Elcom or Vito, on a non-confidential basis, from a source (other than QVC or its agents) who is not bound by a confidentiality agreement with QVC; or (c) is in the possession of Elcom or Vito prior to disclosure by QVC, provided that the source was not bound by a confidentiality agreement with QVC. Elcom and Vito each further agree that in the event of a breach or threatened breach of the terms of this paragraph 7 and/or the provisions of paragraph 5 QVC shall be entitled to seek from any court of competent jurisdiction, preliminary and permanent injunctive relief which remedy shall be cumulative and in addition to any other rights and remedies to which QVC may be entitled. Elcom and Vito each acknowledge and agree that the confidential information and other information referred to in this paragraph 7 and the prohibitions provided in paragraph 5 above, are valuable and unique and that such breach of such provisions will result in immediate irreparable injury to QVC. The rights and obligations of the parties set forth in this paragraph 7 shall survive and continue after the termination or expiration of this Agreement .

     8.   Publicity.  Except for incidental non-derogatory remarks necessitated
          ---------
by the services provided hereunder, neither Elcom nor Vito shall issue any publicity or press release regarding their contractual relations with QVC or otherwise make any oral or written reference to QVC regarding their activities hereunder, without obtaining QVC's prior written consent, and approval of the contents thereof. Neither Elcom nor Vito shall utilize any trade name, service mark, trademark, or copyright belonging to QVC without the prior written consent of QVC.

     9.  Amendment.  This Agreement may not be varied, amended, or modified
         ---------
unless in writing signed by the parties hereto .

     10. No Assignment.  This Agreement and the rights and obligations
         -------------
hereunder are not assignable and any such assignment shall be null and void.

     11. Governing Law.  This Agreement shall be construed according to the
         -------------
internal laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles. Each of Elcom and Vito hereby consent to the exclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania, Chester County, and the United States District Court for the Eastern District of Pennsylvania, in all matters arising out of this Agreement. Each of Elcom and Vito consent to service of process by certified mail, return receipt requested, at the address indicated for Elcom in the opening paragraph hereof.

      12. Notices.  All notices provided for hereunder shall be sent via
          -------                                                    ---
certified mail, return receipt requested, or by reputable overnight carrier, to the addresses indicated in the opening paragraph hereof. All notices sent to QVC shall be sent to the attention of Executive Vice president, Electronic Retailing, and Senior Vice president, General Counsel.

      13. Entire Agreement.  This Agreement supersedes all prior communications
          ----------------
between the parties regarding the subject matter hereof, whether oral or written, and constitutes the entire understanding of the parties.

      14. Waiver.  No delay or failure on the part of any party hereto in
          ------
exercising any right or remedy under this Agreement, and no partial or single exercise thereof, shall constitute a waiver of such right or remedy or of any other right or remedy.

      15.  Severability.  If any term or condition of this Agreement or the
           ------------
application thereof shall be illegal, invalid or unenforceable, all other provisions hereof shall continue in full force and effect as if the illegal, invalid or unenforceable provision were not a part hereof. The headings used in this Agreement are for the convenience of the parties only and shall not be construed in the interpretation of any provisions of this Agreement.

      16.  No Joint Venture.  Nothing herein contained shall be construed to
           ----------------
place the parties in the relationship of partners or joint venturers, and neither QVC nor Elcom shall have the power to obligate or bind the other in any manner whatsoever. QVC and Elcom agree that in performing their duties under this Agreement they shall be in the position of independent contractors.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement on the date first above written.

Elcom Technologies Corporation


By:
    -------------------------

Its:  CORPORATE COUNSEL
    -------------------------

QVC, Inc.


By:  /s/ Thomas Merrihew
    -------------------------
    Thomas Merrihew
    Vice president


     I, Robert A. Vito, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, acknowledge the Agreement set forth above and agree to be personally bound by the provisions set forth in paragraphs 1(b), 4, 5, 7 8 and 11 of the Agreement.


    ------------------------
    Robert A. Vito

Date:  3/20/96
    ------------------------

                                                                       Exhibit A

THIS PURCHASE ORDER ("Order") IS EXPRESSLY CONDITIONED ON ACCEPTANCE OF THE TERMS AND CONDITIONS HEREOF. Oral or written notice of acceptance by Vendor, preparation to perform by Vendor and/or shipment of all or any part of the merchandise specified in this Order ("Merchandise") shall constitute acceptance by Vendor of the terms and conditions contained herein. BY ACCEPTANCE OF THIS ORDER, VENDOR REPRESENTS AND AGREES AS FOLLOWS:

1. If shipping or delivery dates cannot be met, Vendor will promptly inform Buyer in writing of Vendor's best possible shipping or delivery dates which shall become part of this Order, if at all, only upon Buyer's written acceptance thereof.

2. Vendor hereby grants to Buyer the irrevocable right, by all means now or hereafter existing, to: (a) market, promote the sale of and sell the Merchandise; (b) use the trademarks, trade names, service marks, patents and copyrights (collectively the "Marks") registered, owned, licensed to or used by Vendor in connection with the Merchandise; (c) use, perform, play, synchronize and/or demonstrate, as applicable, the Merchandise, its contents, and/or any promotional, advertising or similar material supplied by Vendor for use in connection with such Merchandise ("Promotional Material"), and (d) use the names, photographs, likenesses, voices and/or biographies of any individuals performing in or otherwise associated with the production of the Merchandise as contained in the Merchandise, its contents and/or any Promotional Material. Buyer makes no representations with regard to the number of times, if any, that Merchandise will be marketed or promoted by Buyer.

3. In addition to and without prejudice to any and all other warranties, express, arising by operation of law or implied, Vendor represents, warrants and covenants to Buyer its successors, assigns and customers that: (a) Vendor possesses all licenses, permits, rights, powers and consents required, necessary or desirable to enter into this Order and to grant to Buyer the rights granted herein; (b) Vendor's performance hereunder does not violate any agreement, instrument, judgment, order or award of any court or arbitrator; (c) any and all prices, advertising, allowances, discounts and other benefits offered by Vendor, Vendor's performance hereunder, and all Merchandise, including the production, sale, packaging, labeling, safety, importation and transportation thereof and all representations and advertising by Vendor made in connection therewith, shall at all times comply with all applicable international, foreign, federal, state, county, municipal, industry, organization or other statutes, laws, rules, regulations, orders, standards or guidelines ("Laws"); (d) where applicable, reasonable and representative tests as prescribed by Laws or government authorities have been performed, or will be performed before shipment from Vendor to the warehouse designated by Buyer (the "Warehouse"); (e) the Merchandise is of consistent kind and quality, conforms to all instructions, specifications, drawings, data or samples, and is of the quality, grade and content as represented by Vendor or as otherwise provided on the face hereof;
(f) all manufacturers' warranties are effective and enforceable by both Buyer and its customers; (g) the Marks, if any, which are part of or appear in connection with the Merchandise are valid and genuine and the Merchandise, including, but not limited to, all written, printed or other works constituting a part of or appearing on or in such Merchandise and/or Promotional Material, and the sale and promotion of the sale of the Merchandise and/or performance of the Merchandise, its

                                   EXHIBIT A
contents and/or Promotional Material as provided for herein will not infringe or violate any United States or foreign Marks, rights of privacy or publicity and/or any other third party rights or cause Buyer to be liable to Vendor or any third party for any additional fees, costs or expenses; (h) Vendor has good and marketable title to the Merchandise and all Merchandise shall be and remain free and clear of all encumbrances, liens, claims and debts of any nature whatsoever;
(i) neither the Merchandise nor any component part thereof is subject to any duty, tariff, or penalty except as previously disclosed in writing by Vendor to Buyer; (j) the Merchandise and similar goods are not and have not been subject to product liability or infringement claims; (k) Vendor shall maintain for the life of the Merchandise general liability insurance coverage on the Merchandise, including full products liability, infringement and advertising injury, in amounts set forth on the face hereof and, if not set forth on the face hereof, in no event less than One Million Dollars with carriers acceptable to Buyer and which shall include broad form Vendor's coverage in favor of Buyer, and Vendor will promptly provide Buyer with a certificate of insurance naming Buyer as an additional insured; (1) the amount to be paid by Buyer to Vendor for Merchandise shall be under the most favorable terms and the same type or similar merchandise is not and will not be offered to another under more favorable terms than appear herein, and (m) the Merchandise (i) shall be new, first quality merchandise;
(ii) shall be free from all defects, including latent defects in workmanship, material and design; and (iii) shall not be reworked, rebuilt or refurbished. Vendor agrees to provide Buyer with any and all documents requested or required by Buyer at any time and from time to time to support the representations, warranties and covenants herein contained.

4. Vendor, its successors and permitted assigns and each of them, hereby agree to protect, defend, hold harmless and indemnify Buyer, its subsidiaries and affiliates and each of their respective customers, cable television affiliates, employees, agents, officers, directors, successors and assigns from and against any and all claims, actions, suits, costs, liabilities, damages, and expenses (including, but not limited to, reasonable attorneys' fees and in-house counsel costs) based upon or resulting from: (a) the infringement, alleged infringement, violation and/or alleged violation of any Marks, rights of publicity or privacy and/or any other third party rights (including, without limitation, any claims for additional fees, costs or expenses) arising from the sale or promotion of the sale of Merchandise and/or from the performance of the Merchandise, its contents and/or the Promotional Material as provided for herein; (b) any alleged and/or actual defect in any of the Merchandise; (c) any alleged and/or actual injury to person or damage to property arising out of the furnishing or use of the Merchandise; (d) Vendor's breach of any of the representations, warranties or covenants contained herein, and (e) the repossession, garnishment, lien, levy, attachment of or on the Merchandise. In the event that Buyer shall notify Vendor of any claim, demand, action, suit or other matter ("Claim") based upon or resulting from the circumstances specified in this Section, and provided that Vendor shall provide assurance to Buyer's reasonable satisfaction of its ability to indemnify Buyer pursuant to this Section, Vendor shall have the right to control, at its sole cost and expense, the defense of any Claim. If Vendor fails to provide such assurance and commence to defend such Claim by the fifth (5th) day after receipt of written notice from Buyer, Buyer may, in addition to any and all other rights it may have at law or in equity, elect to undertake the defense of and compromise or settle the Claim in its own name and all recoveries from such Claim shall belong to Buyer. In the latter event, Buyer shall, in its sole discretion, elect counsel to represent Buyer, and Vendor shall be solely responsible for the payment or reimbursement, at Buyer's option, of counsel fees and other fees in defending such Claim and for any and all damages arising thereunder.

5. Time is of the essence. Buyer may cancel all or any part hereof, with no liability or obligation to Vendor (a) if Buyer is notified that any Merchandise or Marks is alleged to infringe any third party rights, or (b) in the event of any breach or anticipated breach of this Order by Vendor, or (c) if the shipment of the Merchandise shall not occur on or after the First Ship Date and on or before the Last Ship Date set forth on the face hereof, or if not so set forth, then if the Merchandise is not delivered on or after the First Delivery Date and on or before the Last Delivery Date set forth on the face hereof, or (d) in the event of any casualty adversely affecting Buyer's business or the Warehouse, or any substantial change to Buyer's business for any reason whatsoever.

6. Merchandise shipped or delivered to the Warehouse prior to the First Ship Date or prior to the First Delivery Date may at Buyer's option, be returned to Vendor at Vendor's expense and risk and held by Vendor for Buyer until shipment or delivery on the dates set forth on the face hereof. Merchandise shipped after the Last Ship Date or delivered after the Last Delivery Date, may, at Buyers option, be returned to Vendor at Vendor's expense and risk and Buyer may cancel this Order with no liability or the Merchandise may be held by Buyer. Unless stated otherwise on the face hereof, Vendor shall ship the Merchandise in one shipment. In the event of shipment or receipt of less than the quantity ordered, Buyer may, at its option, either reject or accept the entire shipment unless partial shipments are authorized on the face hereof. Additional freight charges resulting from partial shipments will be borne by Vendor. Partial shipments shall not cause Vendor's obligations to become severable. Unless stated otherwise on the face hereof, Vendor agrees to pay or reimburse Buyer, at the direction of Buyer, for all freight, packing and insurance incident to the shipment of the Merchandise, including, but not limited to, loading and unloading charges, mileage charges, taxes, tolls and other fees. Vendor agrees to follow Buyer's instructions with respect to shipment, routing and packaging. All Merchandise is to be suitably packed or otherwise prepared for shipment to secure safe delivery and the lowest transportation rates. All shipment master cartons must contain a legible packing slip or invoice and must be marked with the correct Buyer item number for the Merchandise, the Order number specified on the face hereof the number of Buyer's stock keeping units per box and a total box count (i.e. 1 of 10). Vendor's failure to comply with the terms and conditions set forth in this Section or in Buyer's Shipping Regulations (including Chargeback Program) in effect as of the date of this Order ("Regulations"), which are incorporated herein by reference, may, at Buyer's option, result in the imposition of charges as set forth in such Regulations. Any such charges assessed may be deducted from any amounts due or which may become due to Vendor. A copy of the Regulations is available to Vendor on written request.

7. Merchandise furnished hereunder which is not accepted, for any reason, is not in compliance with specifications hereof, or the Regulations, is shipped contrary to instructions or in any unauthorized quantity, is substituted for Merchandise herein specified, is below sample or standard, is returned by any of Buyer's customers for any reason, fails to meet Buyer's quality control tests, fails to meet Buyer's carrier's quality, drop or other tests, or violates any Laws, may be rejected (or acceptance thereof revoked) at Buyer's option and returned to Vendor. Merchandise or merchandise not received by Buyer in a quantity sufficient, in the sole opinion of Buyer, to support any planned promotion which includes such Merchandise and merchandise, may be rejected (or acceptance thereof revoked) at Buyer's option and returned to Vendor. All expense of unpacking, examining, repacking, storing, returning and reshipping any Merchandise rejected, (or acceptance of which has been revoked) as aforesaid shall be at Vendor's expense and risk. With respect to Merchandise so returned to Vendor, Buyer shall, at its option, receive a credit or refund of all amounts paid by Buyer for such Merchandise, including, without limitation, in-bound freight charges (notwithstanding contrary Freight Terms, if any, set forth on the face hereof). In the event Buyer shall opt to receive a refund, Vendor will pay Buyer in immediate funds within thirty (30) days of Buyer's request. In the event that Buyer shall opt to receive a credit, Buyer may apply such a credit toward any amounts due or which may become due to Vendor. Authorization is granted to Buyer to return Merchandise without additional authorization, and Vendor hereby agrees to accept such returns notwithstanding Buyer's request for return authorization labels. Merchandise returned or rejected by Buyer is not to be replaced by Vendor without the prior written approval of Buyer. Vendor acknowledges that the Buyer does not inspect each item at receipt of Merchandise and, therefore, Vendor understands that defects, imperfections or nonconformity with any representations, warranties or covenants set forth herein may not be discovered by Buyer until Merchandise shall have been purchased by its customers and returned to Buyer. Buyer's inspection, discovery of any breach of warranty, failure to make an inspection or failure to discover any breach of warranty shall not constitute a waiver of any of Buyer's rights or remedies whatsoever.

8. If a percentage greater than zero is indicated in the "Sale or Return" designation on the face hereof, this Order is a sale or return transaction as defined in the Uniform Commercial Code as adopted by the Commonwealth of Pennsylvania, 13 Pa. C.S., Division 2. Without limiting the foregoing, Buyer may return to Vendor, for credit or cash at Buyer's option, all or any portion of the Merchandise which Buyer shall not have sold. Expenses incident to the return shall be paid by Buyer unless otherwise specified on the face hereof. The rights of Buyer set forth in this Section are in addition to and independent of all other rights and remedies of Buyer pursuant to other provisions hereof and applicable law.

9. Vendor shall not assign any rights, claims or obligations under this Order without the prior written consent of Buyer, and any such attempted assignment shall be void at the election of Buyer. All claims for money due or to become due from Buyer shall be subject to deduction by Buyer for any set-off, recoupment or counterclaim arising out of this or any other of Buyer's orders with Vendor, whether arising before or after any assignment by Vendor.

10. Unless specified otherwise on the face hereof, the time for payment set forth on the face hereof shall begin to accrue upon receipt of Merchandise at the Warehouse or receipt of invoice, whichever is later. If this is a Sale or Return transaction, the time for payment set forth on the face hereof shall begin to accrue upon the first sale of Merchandise by Buyer to its customers. If the Merchandise or invoice is received on or after the twenty-fifth (25th) of the month or, in the case of a Sale or Return transaction, the Merchandise is first sold by Buyer between the twenty-fifth (25th) of the month and the end of the month, inclusive, End of Month ("EOM") terms begin on the first (1st) of the next succeeding month. Payment of invoice does not constitute acceptance of Merchandise covered by this Order and is without prejudice to any and all claims of Buyer against Vendor.

11. Until date of delivery to Buyer, Vendor shall meet its lower prices and the lower prices of legitimate competition, or accept cancellation at Buyer's option. Buyer, in its sole discretion, shall determine the price at which Merchandise shall be offered for sale to its customers and shall retain all handling and shipping charges collected from its customers.

12. For purposes of this Order, "Confidential Information" means any agreement between Buyer and Vendor, all information in whatever form transmitted relating to the past, present or future business affairs, including without limitation, the sale of Merchandise by Buyer, customer lists, research, development, operations, security, broadcasting, merchandising, marketing, financial, programming and data processing information of Buyer or another party whose information Buyer has in its possession under obligations of confidentiality, which is disclosed by Buyer, its subsidiaries, affiliates, employees, agents, officers or directors to Vendor or which is produced or developed during the working relationship between the parties. Confidential Information shall not include any information of Buyer that is lawfully required to be disclosed by Vendor to any governmental agency or is otherwise required to be disclosed by law, provided that before making such disclosure Vendor shall give Buyer an adequate opportunity to interpose an objection or take action to assure confidential handling of such information. Vendor shall not disclose any Confidential Information to any person or entity except employees of Vendor and its affiliates as required in the performance of their employment-related duties, nor will Vendor use the Confidential Information for any purposes other than those purposes expressly contemplated herein. In the event of a breach or threatened breach of this Section by Vendor, Buyer shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief, including, but not limited to, temporary restraining orders, which remedy shall be cumulative and in addition to any other rights and remedies to which Buyer may be entitled. Vendor acknowledges that the Confidential Information referred to in this Section is valuable and unique and that disclosure or use in breach of this Section could result in immediate irreparable injury to Buyer.

13. This Order shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts to be performed wholly therein, regardless of place of acceptance. Vendor and Buyer expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods, if applicable. Vendor hereby consents to the exclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania for the County of Chester and the Federal courts for the Eastern District of Pennsylvania in all matters arising out of this Order. Vendor hereby irrevocably agrees to service of process by certified mail, return receipt requested, to its address as set forth on the face of this Order or to such other address as Vendor may deliver to Buyer in writing. No waiver by Buyer of any term, provision or condition hereof shall be deemed to constitute a waiver of any other term, provision or condition of this Order, or a waiver of the same or of any other term, provision or condition with regard to subsequent transactions or subsequent parts of the same transaction, including without limitation, subsequent shipments under this Order. If any paragraph, term, condition, or portion thereof contained in this Order shall be determined to be unenforceable or prohibited by law, then such paragraph, term, condition or portion thereof shall be void and the remaining provisions herein shall not in any way be affected or impaired thereby. Vendor shall not issue any publicity or press release regarding Buyer or Buyer's activities hereunder without first obtaining Buyer's prior written approval and consent to such release. This Order, the terms, conditions and agreements herein contained and the Regulations, constitute the full understanding of the parties hereto and a complete and exclusive statement of the terms of this Order. No conditions, understandings or agreements purporting to modify or vary the terms of this Order shall be binding unless hereafter made in writing and signed by an authorized representative of the party to be bound, and no modification shall be effected by the acknowledgement or acceptance of this Order or of shipping documents or other forms of documents containing terms or conditions at variance with or in addition to those set forth herein. Notwithstanding any legal presumption to the contrary, the covenants, conditions, representations, indemnities and warranties contained in this Order, including, but not limited to Sections 3, 4, 7 and 12 hereof, shall survive inspection, delivery, acceptance and payment.